UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(718) 491-3400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2014, T2 Biosystems, Inc., a Delaware corporation (the “Company”), drew an aggregate of $10.0 million pursuant to tranche A of its Loan and Security Agreement (the “Loan Agreement”) with Solar Capital Ltd., as collateral agent and lender, and Comerica Bank, as lender (together, the “Lenders”), dated July 11, 2014, which resulted in net proceeds to the Company of approximately $9.99 million. Pursuant to the terms of the Loan Agreement, the Lenders agreed to loan an aggregate amount of up to $30.0 million in aggregate principal in two tranches, $20.0 million for tranche A to be drawn in up to three drawings and $10.0 million for tranche B.  The Company previously drew an initial aggregate amount of $10.0 million under tranche A on July 11, 2014 in connection with the entry into the Loan Agreement.

For additional information regarding the Loan Agreement, see Exhibit 10.19 to the Company’s Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on July 16, 2014, which information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer